EXIBIT 2.1.1
                                                                    ------------


                            STOCK EXCHANGE AGREEMENT
                              DATED APRIL 25, 2003
                                      Among




                        THE PARTIES LISTED IN SCHEDULE 1
                                OF THIS AGREEMENT
                                Inyx Shareholders


                                       and


                                 DOBLIQUE, INC.
                                     Company

                                       and


                               INYX PHARMA LIMITED
                                      Inyx












                                 ALLEN & OVERY
                                    New York

                                    CONTENTS

CLAUSES                                                                     Page

1.       Exchange of Shares...................................................3
2.       Representations and Warranties of Inyx Shareholders..................5
3.       Representations and Warranties of the Company........................6
4.       Representations and Warranties of Inyx..............................13
5.       Indemnification.....................................................16
6.       Covenants of the Company............................................18
7.       Miscellaneous.......................................................19


SCHEDULES

1.       List of Inyx Shareholders
2.       Copy of the Articles of Incorporation and By-Laws of the Company
3.       Copy of  Agreement  Between  the Company  and the  Securities  Transfer
         Corporation
4.       Registration Rights
5.       List of Inyx's Material Agreements
6.       List of Inyx Current Litigation
7.       Copy of Inyx Memorandum and Articles of Association

Signatories..................................................................24

STOCK EXCHANGE AGREEMENT, dated as of April 25, 2003 (this Agreement) by and

AMONG:

(1) The parties listed in Schedule 1 of this Agreement (each an Inyx Shareholder, collectively the Inyx Shareholders); and

(2) DOBLIQUE, INC., a company incorporated under the laws of Nevada, having an office and address at 801 Brickell, 9th Floor, Miami, Florida 33131 (Company); and

(3)      INYX  PHARMA  LIMITED  a  company   registered  in  England  and  Wales
         (registered number 4573515) whose registered office is at Innovation House, 6 Seymour Court, Manor Park, Runcorn, Cheshire, WA7 ISY, England
         (Inyx).

         WHEREAS:

(A) Each Inyx Shareholder holds those number of ordinary shares of GBP(pound)0.001 per share in Inyx listed opposite its name in Column A of Schedule 1 to this Agreement (in aggregate the Inyx Shares).

(B) Each Inyx Shareholder desires to exchange its holding of Inyx Shares for those number of shares of the Company's common stock par value US$0.001 per share listed opposite its name in Column C of Schedule 1 to this Agreement (in aggregate the Company Shares).

(C)      The  Company   desires  to  issue  the  Company   Shares  to  the  Inyx
         Shareholders on the terms set out in this Agreement.

NOW THEREFORE, in consideration of the promises and respective mutual agreements herein contained, it is agreed by and between the parties hereto as follows.

1.       Exchange of Shares

1.1      Sale of the Inyx Shares and Issuance of the Company Shares

         Upon the execution of this Agreement, subject to the terms and conditions herein set forth, on the basis of the representations, warranties and agreements herein contained, each Inyx Shareholder shall severally and not jointly sell, assign, transfer and deliver the number of Inyx Shares listed opposite its name in Column A of Schedule 1 to this Agreement to the Company, who shall purchase such number of Inyx Shares from each such Inyx Shareholder. In consideration for the sale, assignment and transfer of the Inyx Shares to the Company on the Closing Date, the Company shall issue to each Inyx Shareholder those number of Company Shares listed opposite its name in Column C of
         Schedule 1 to this Agreement. The Company shall have no obligation to purchase any Inyx Shares hereunder unless all of the Inyx Shares are being simultaneously purchased.

1.2      The Closing

         The purchase of Inyx Shares and the issuance of the Company Shares shall take place at the offices of Allen & Overy, 1221 Avenue of the Americas, New York, NY 10020 or such other place as the parties may mutually agree on April 28, 2003. Such date is herein referred to as the Closing Date. At the Closing:

         (a)      Delivery  by  Company.  The  Company  shall  deliver  to  Inyx
                  Shareholders:

                  (i) a copy of the resolutions adopted by the Board of Directors of the Company approving the terms of this Agreement, the execution of the Agreement by the Company and the issuance of the Company Shares to the Inyx Shareholders;

                  (ii) certificates for the Company Shares to be issued to each of the Inyx Shareholders; and (iii) an opinion of counsel to the Company (reasonably acceptable to the Inyx Shareholders) with respect to the due incorporation, due authorization, and capitalization of the Company; that this Agreement is binding and enforceable against the Company; that execution and delivery by the Company of this Agreement and the performance by the Company of its obligations hereunder do not, (a) result in a violation of the Company's Articles of Incorporation or by-laws, or
                           (b) result in any violation of the Company of any law of the United States or the State of New York or (subject to various assumptions) the State of Nevada, or any rule or regulation thereunder, generally applicable to transactions of this nature; and confirmation that the Company Shares will be validly issued, fully paid and non-assessable.

         (b)      Delivery by Inyx Shareholders

                  The Inyx Shareholders shall deliver to the Company the certificates representing the Inyx Shares held by the Inyx Shareholders together with stock transfer forms duly endorsed by each Inyx Shareholder to the Company to be effective to vest in the Company all right, title and interest in and to all the Inyx Shares, together with all other documentation of Inyx so requested by the Company.

         (c) The Company and each of Steven Handley, Colin Hunter (as directors) and the majority shareholder of Inyx shall deliver to each other signed copies of the letter pursuant to which the Company shall indemnify each of Steven Handley, Colin Hunter and the majority shareholder of Inyx for the indemnity provided by each of them to Venture Finance PLC dated March 6, 2003.

1.3      Certificates

         (a)      Each   certificate  for  Company  Shares  issued  to  an  Inyx
                  Shareholder shall bear the following legend:

                           "The securities represented hereby have not been registered under Securities Act of 1933, as amended, and may not be offered, sold, transferred or otherwise disposed of except in compliance with such Act and other applicable laws."

         (b) The Company agrees that, at the request of an Inyx Shareholder, it will remove from the certificates representing any Company Shares the legend contemplated by subsection (a) in the event that outside counsel for such Inyx Shareholder determines that the transfer of such Company Shares is no longer restricted by the Securities Act and outside counsel for the Company concurs in such determination (such concurrence not to be unreasonably withheld).

2.       Representations and Warranties of Inyx Shareholders

         Each Inyx Shareholder severally represents, warrants and undertakes to the Company the following: 2.1 Due Execution

         It has duly executed and delivered this Agreement and this Agreement constitutes a valid and binding agreement enforceable against it in accordance with its terms.

2.2      Title to Shares; No Liens or Preemptive Rights

         It has good and valid title to the Inyx Shares being sold by it; there is no existing impediment or encumbrance to the sale and transfer of such Inyx Shares to the Company; and on delivery to the Company of the Inyx Shares and receipt by it of the consideration therefor, good and valid title to the Inyx Shares listed opposite its name in Column A of
         Schedule 1 to this Agreement will pass to the Company and all of such Inyx Shares will be free and clear of all taxes, liens, security interests, pledges, rights of first refusal or other preference rights, encumbrances, charges, restrictions, demands, claims or assessments of any kind or any nature whatsoever whether direct, indirect or contingent, other than those arising from acts of the Company or its affiliates, and shall not be subject to preemptive rights, tag-along rights, or similar rights of any of the shareholders of Inyx. At the Closing, it shall deliver to the Company certificates representing the Inyx Shares it is transferring pursuant to this Agreement. 2.3 Investment Intent

         It is acquiring the Company Shares for its own account for investment purposes only and not with a view to, or for sale or other disposition in connection with, any distribution of all or any part thereof, and it will not offer to sell or otherwise dispose of such Company Shares except (i) in an offering covered by a registration statement filed with the Securities and Exchange Commission (the Commission) under the Securities Act of 1933 (the Securities Act) covering the Company Shares, or (ii) pursuant to an applicable exemption under the Securities Act.

2.4      Restricted Securities

         It understands that the Company Shares have not been registered pursuant to the Securities Act or any applicable state securities laws, that the Company Shares will be characterized as "restricted securities" under federal securities laws, and that under such laws and applicable regulations the Company Shares cannot be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom. In this connection, the Inyx Shareholder represents that it is familiar with Rule 144 promulgated under the Securities Act, as currently in effect, and understands the resale limitations imposed thereby and by the Securities Act. Stop transfer instructions may be issued to the transfer agent for securities of the Company (or a notation may be made in the appropriate records of the Company) in connection with the Shares.

2.5      Disclosure Information

         It acknowledges that it has been furnished with information regarding the Company and its business, assets, results of operations, and financial condition to allow it to make an informed decision regarding an investment in the Company Shares. It represents that it has had an opportunity to ask questions of and receive answers from the Company regarding the Company and its business, assets, results of operations and financial condition.

2.6      Affirmation of No Solicitation

         It affirms that it was not solicited by the Company to enter into this Agreement.

2.7      Brokers

         No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission payable by the Inyx Shareholders in connection with the transactions contemplated by this Agreement.

2.8      Survival of Representations

         The representations and warranties herein by the Inyx Shareholders will be true and correct in all material respects on and as of the Closing Date and will, except, provided herein, survive the Closing Date.

3.       Representations and Warranties of the Company

         The  Company   represents,   warrants  and   undertakes   to  the  Inyx
         Shareholders the following:

3.1      Due Organization

         The Company is a Company duly organized, validly existing and in good standing under the laws of the State of Nevada (a) with full power and authority to own, lease, use, and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. The Company has no subsidiaries. The Company is not qualified to conduct business in any jurisdiction other than the State of Nevada and (b) all actions taken by the current directors and stockholders of the Company have been valid and in accordance with the laws of the State of Nevada and all actions taken by the Company have been duly authorized by the current directors and stockholders of the Company as appropriate.

3.2      Authorization and Execution

         (a) The Company has all requisite corporate power and authority to enter into and perform this Agreement and to consummate the transactions contemplated herein.

         (b) The execution, delivery and performance by the Company of this Agreement have been duly and validly authorized and no further consent or authorization of the Company, its Board of Directors or its stockholders is required.

         (c) This Agreement has been duly executed and delivered by the Company.

         (d) This Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

3.3      No Violation of Corporate Documents or Agreements

         The execution and delivery of this Agreement by the Company and the performance by the Company of its obligations hereunder will not cause, constitute or result in (i) any breach or violation, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under any of the provisions of, or constitute a default under, any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, judgment, order, decision, writ, injunction, or decree or other agreement or instrument or proceeding to which the Company is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (ii) an event that would cause the Company to be liable to any party, or (iii) an event that would result in the creation or imposition or any lien, charge or encumbrance on any asset of the Company or on the Company Shares.

3.4      Authorized Capital, No Preemptive Rights, No Liens; Anti-Dilution

         As of the date hereof, the authorized capital of the Company is 25,000,000 shares of common stock, with a par value of US$0.001. There is no authorized preferred stock of any kind. The issued and outstanding capital stock of the Company is 5,000,000 shares of common stock. All of the shares of capital stock are duly authorized, validly issued, fully paid and non-assessable. Following Closing the issued and outstanding capital stock of the Company will be 21,000,000 shares of Common Stock. No shares of capital stock of the Company are subject to preemptive rights or similar rights of the stockholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company, or otherwise. As of the date hereof and other than pursuant to this Agreement (i) there are no outstanding options, warrants, convertible securities, scrip, rights to subscribe for, puts, calls, rights of first refusal, tag-along agreements, nor any other agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company, or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company (save for the arrangements by which the Company shall, on or about the date of this Agreement and in connection therewith, issue to Mr. Slatt 1,000,000 shares of common stock, with a par value of US$0.001 and issue to Liberty Management, LLC, Grosvenor Trust Company LTD, Abacus Nominees Limited, TriFinity Venture Corporation and BPL Corp. between them 2,450,000 of common stock, with a par value of US$0.001), and (ii) there are no agreements or arrangements under which the Company is obligated to register the sale of any of its securities under the Securities Act and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in the Company's articles of incorporation or by-laws or in any agreement providing rights to security holders) that will be triggered by the transactions contemplated by this Agreement. The Company has furnished to the Inyx Shareholders true and correct copies of the Company's articles of incorporation and by-laws, copies of which are attached to this Agreement as Schedule 2.

3.5      Authorization of Company Shares

         The issuance, sale and delivery of the Company Shares has been duly authorized by all requisite corporate and stockholder action of the Company, and the Company Shares to be issued to the Inyx Shareholders, when issued and delivered in accordance with the terms of this Agreement, will be validly issued and outstanding, fully paid and non-assessable, free and clear of any mortgage, lien, pledge, charge, security interest or encumbrances of any kind and not subject to preemptive or other similar rights of the stockholders of the Company. The issuance of the Company Shares to the Inyx Shareholders is and will be in full compliance with all applicable federal, foreign, and state securities laws.

3.6      No Governmental Action Required

         The execution and delivery by the Company of this Agreement does not and will not, and the consummation of the transactions contemplated hereby will not, require any action by or in respect of, or filing with, any governmental body, agency or governmental official, including but not limited to, the Commission, the NASD, the Nevada Securities Division or the Texas state securities commission, except such actions or filings that have been undertaken or made prior to the date hereof or the report described in Section 6.2 of this Agreement and that will be in full force and effect (or as to which all applicable waiting periods have expired) on and as of the date hereof or which are not required to be filed on or prior to the Closing Date.

3.7      Compliance with Applicable Law and Corporate Documents

         The execution and delivery by the Company of this Agreement and the performance by the parties hereto of the transactions contemplated hereby does not and will not contravene or constitute a default under or violation of (i) any provision of any applicable law or regulation,
         (ii) the Company's articles of incorporation or by-laws, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or any its assets, or result in the creation or imposition of any lien on any asset of the Company. The Company is in compliance with and conforms to all statutes, laws, ordinances, rules, regulations, orders, restrictions and all other legal requirements of any domestic or foreign government or any instrumentality thereof having jurisdiction over the conduct of its businesses or the ownership of its properties.

3.8      SEC Representations

         Through the date hereof, the Company has filed with the Commission all forms, reports and documents (SEC Reports) required to be filed by it pursuant to Section 15(d) of the Securities Exchange Act of 1934 (the Exchange Act). The Company has fewer than 500 shareholders of record as determined in accordance with Rule 12g5-1 and is not required to register its shares under the Exchange Act. True and complete copies of the required SEC Reports have been delivered to the Inyx Shareholders by the Seller and are incorporated herein by reference. Such SEC Reports, at the time filed, complied in all material respects with the requirements of the federal and state securities laws and the rules and regulations of the Commission thereunder applicable to such SEC Reports. None of the SEC Reports, including without limitation, any financial statements or schedules included therein, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

3.9      Financial Statements

         (a) The Inyx Shareholders have each received a copy of the audited financial statements of the Company for the fiscal year ended December 31, 2002 (Audited Financial Statements), and the related statements of income and retained earnings for the period then ended. The Audited Financial Statements have been prepared in accordance with generally accepted accounting principles consistently followed by the Company throughout the periods indicated. Such financial statements fairly present the financial condition of the Company at the dates indicated and its results of their operations and cash flows for the periods then ended and, except as indicated therein, reflect all claims against, debts and liabilities of the Company, fixed or contingent, and of whatever nature.

         (b) Since December 31, 2002 (the Balance Sheet Date), there has been no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, (other than the distribution of the proceeds from the sale of the Company's remaining horses pursuant to a sale agreement with Thoroughbreds, Inc. dated March 6, 2003) or in the results of operations or prospects, of the Company, whether as a result of any legislative or regulatory change, revocation of any license or right to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation, act of God, public force or otherwise and no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operation or prospects, of the Company.

         (c) Since the Balance Sheet Date, the Company has not suffered any damage, destruction or loss of physical property (whether or not covered by insurance) affecting its condition (financial or otherwise) or operations (present or prospective), nor has the Company issued, sold or otherwise disposed of, or (other then pursuant to this Agreement) agreed to issue, sell or otherwise dispose of, any capital stock or any other security of the Company and has not granted or agreed to grant any option, warrant or other right to subscribe for or to purchase any capital stock or any other security of the Company or has incurred or agreed to incur any indebtedness for borrowed money. 3.10 No Litigation

         The Company is not a party to any pending or threatened suit, action, arbitration, or legal, administrative, or other proceeding, or pending or threatened governmental investigation. The Company is not subject to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.

3.11     No Taxes

         The Company is not, and will not become with respect to any periods ending on or prior to the Closing Date, liable for any income, sales, withholding, franchise, excise, license, real or personal property taxes (a Tax) to any foreign, United States federal, state or local governmental agencies whatsoever. All United States federal, state, county, municipality local or foreign income Tax returns and all other material Tax returns (including information returns) that are required, or have been required, to be filed by or on behalf of the Company have been or will be filed as of the Closing Date and all Taxes due pursuant to such returns or pursuant to any assessment received by the Company have been or will be paid as of the Closing Date. The charges, accruals and reserves on the books of the Company in respect of taxes or other governmental charges have been established in accordance with GAAP. All returns that have been filed or lodged relating to Tax are true and accurate in all material respects. No audit, action, suit, proceeding or other examination regarding taxes for which the Company may have any liability is currently pending against or with respect to the Company and the Company has not received any notice (formally or informally) of any audit, suit, proceeding or other examination. No material adjustment relating to any Tax returns, no closing or similar agreement have been entered into or issued or have been proposed (formally or informally) by any tax authority (insofar as such action relate to activities or income of or could result in liability of the Company for any Tax) and no basis exists for any such actions. The Company has not changed any election, adopted or changed any accounting method or period, filed any amended return for any Tax, settled any claim or assessment of any Tax, or surrendered any right to claim any refund of any Tax, or consented to any extension or waiver of the statute of limitations for any Tax.

3.12     Material Agreements

         The Company is not currently carrying on any business and is not a party to any contract, agreement, arrangement, understanding, lease (whether written or oral) or order that would subject it to any obligations or restrictions of any nature whatsoever after the closing of the transactions contemplated by this Agreement. Without limiting the generality of the foregoing:

         (a) The Company does not have, and never has had, any employees or agents.

         (b) The Company has no employment contracts or agreements with any of its officers, directors, or with any consultants, employees or other such parties.

         (c)      The Company has no stockholder contracts or agreements.

         (d) The Company is not in default under any contract or any other document.

         (e) The Company has no written or oral contracts with any third party except a transfer agent agreement with the Securities Transfer Corporation, a copy of which is attached as Schedule 3.

         (f)      The Company has no outstanding powers of attorney.

         (g) The Company is not required to hold and does not hold any Permits other than a Nevada State Business License (Permits means all licenses, franchises, grants, authorizations, permits, easements, variances, exemptions, consents, certificates, orders and approvals necessary to own, lease and operate the properties, of, and to carry on the business of the Company).

         (h) Neither the Company nor, to the Company's knowledge, any employee or agent of the Company has made any payments of funds of the Company, or received or retained any funds, in each case in violation of any law, rule or regulation or of a character required to be disclosed by the Company in any of the SEC Reports.

         (i) There are no outstanding judgments or UCC financing statements filed against the Company or any of its properties.

         (j) The Company has no debt, loans, or obligations of any kind, to any of its directors, officers, stockholders or employees or third parties that will not be satisfied at the Closing Date.

         (k) The Company does not have and will not have any assets at the time of the Closing Date. The Company does not own or lease, and has never owned or leased, any real estate or any interests in real estate, plant or equipment. The Company does not own or license, and has never owned or licensed, any patents, copyrights, or trademarks. The Company does not license the intellectual property of others nor owe fees or royalties on the same.

         (l) The Company has no outstanding provisions for indemnification of any person with respect to liabilities relating to any current or former business of the Company or any predecessor person.

3.13     No Liabilities

         Except as set forth in the financial statements of the Company, there are no liabilities of the Company of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and there is no existing condition, situation or set of circumstances that could reasonably be expected to result in such a liability.

3.14     OTC Listing

         The Company is currently listed on the OTC Electronic Bulletin Board under the trading symbol "DBLQ".

3.15     Compliance with Law

         To the best of its knowledge, the Company has complied with, and is not in violation of, all applicable laws and regulations of federal, state or local government authorities and agencies. There are no pending or threatened proceedings against the Company by any federal, state or local government, or any department, board, agency or other body thereof.

3.16     Corporate Documents Effective

         The articles of incorporation, as amended, and the by-laws of the Company, as provided to the Inyx Shareholders and attached as Schedule 2, are in full force and effect and all actions of the Board of Directors or stockholders required to accomplish same have been taken.

3.17     No Stockholder Approval Required

         The issuance of the Company Shares to the Inyx Shareholders does not require the approval of the stockholders of the Company under the Nevada Revised Statutes (NRS), the Company's articles of incorporation or by-laws, or any other requirement of law or, if stockholder approval is required it has or will, prior to the Closing, be properly obtained in accordance with the requirements of the Company's articles of incorporation and by-laws and the NRS.

3.18     No Dissenters' Rights

         The issuance of the Company Shares to the Inyx Shareholders and the other transactions contemplated by this Agreement will not give rise to any dissenting stockholders' rights under the NRS, the Company's articles of incorporation or by-laws, or otherwise.

3.19     Not Subject to Voting Trust

         None of the Company Shares are or will be subject to any voting trust or agreement. No person holds or has the right to receive any proxy or similar instrument with respect to such Company Shares. The Company is not a party to any agreement that offers or grants to any person the right to purchase or acquire any of the Company Shares. There is no applicable local, state or federal law, rule, regulation, or decree that would, as a result of the issuance of the Company Shares to the Inyx Shareholders, impair, restrict or delay any voting rights with respect to the Company Shares.

3.20     Prior Offerings

         All issuances by the Company of shares of common stock in past transactions have been legally and validly effected, and all of such shares of common stock are fully paid and non-assessable. All of the offerings of the Company's common stock were conducted in strict accordance with the requirements of Regulation D, Rules 504 and 506, as applicable, in full compliance with the requirements of the Securities Act and in full compliance with and according to the requirements of the NRS and the Company's articles of incorporation and by-laws.

3.21     Offering of Company Shares

         Neither the Company nor any person acting on its behalf has taken or will take any action (including, without limitation, any offering of any securities of the Company under circumstances that would require, under the Securities Act, the integration of such offering with the offering and sale of the Company Shares) that might subject the offering, issuance or sale of the Company Shares to the registration requirements of Section 5 of the Securities Act.

3.22     True Representations

         The information heretofore furnished to the Inyx Shareholders for purposes of or in connection with this Agreement or any transaction contemplated hereby does not, and all such information hereafter furnished by the Company to the Inyx Shareholders will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they are made, not misleading.

3.23     Complete Books and Records

         The certificates representing the Company Shares and all corporate records and documents of Company that have been made available for inspection by Inyx Shareholders prior to the date hereof are true and complete in all respects.

3.24     Corporate Name

         The Company (i) has the exclusive right to use the name "Doblique, Inc." as the name of a Company in any jurisdiction in which the Company does business and (ii) has not received any notice of conflict in the past with respect to the rights of others regarding the corporate name of the Company. No person is presently authorized by the Company to use the name of the Company.

3.25     Issuing Corporation

         The Company is not an "Issuing  Company" as such term is defined in NRS
         78.3788 nor a "Resident Domestic Company" as such term is defined in NRS 78.427.

3.26     Survival

         The representations and warranties herein with respect to the Company shall (x) be true and correct in all material respects on and as of the Closing Date with the same force and effect as though said representations and warranties had been made on and as of the Closing Date and (y) survive the Closing Date for a period of two years, provided, however, that the representations and warranties set out at
         Section 3.1 and 3.2 shall survive forever and the representation and warranty set out at Section 3.11 shall survive until the expiration of all applicable statutes of limitations.

4.       Representations and Warranties of Inyx

         Inyx represents, warrants and undertakes to the Company as at the Closing Date the following:

4.1      Memorandum and Articles of Association, Statutory Book and Returns

         (a) The copy of the memorandum and articles of association of Inyx that has been given to the Company and is attached at Schedule 7 is accurate and complete and has annexed or incorporated copies of all resolutions or agreements required by the Companies Act of 1985 to be so annexed or incorporated.

         (b) The register of members and other statutory books and registers of Inyx have been properly kept and no notice or allegation that any of them is incorrect or should be rectified has been received.

         (c) All returns and particulars, resolutions and other documents which Inyx is required by law to file with or deliver to the register of companies have been correctly made up and duly filed or delivered.

4.2      Ownership of the Shares; Valid Issuance

         (a) The Inyx Shares constitute the whole of the issued and allotted share capital of Inyx. The Inyx Shares have been legally and validly issued in compliance with all applicable laws of England and Wales and are fully paid, provided, that, the balance of the share premium due to Inyx from 715821 Ontario Limited (Ontario) remains payable by Ontario (not by Doblique) as reflected in the letter dated April 25, 2003 between Inyx and Ontario and copied to Doblique.

         (b) No person is entitled or has claimed to be entitled to require Inyx to issue any share or loan capital either now or at any future date whether contingently or not other than the (pound)2,500,000 6% Convertible Promissory Note due March 6, 2007 (the Convertible Note), issued to Stiefel Laboratories, Inc. (Stiefel) and the related Option Agreement dated March 6, 2003 (the Option Agreement).

         (c) There is no option, right of pre-emption, right to acquire, mortgage, charge, pledge, lien or other form of security or encumbrance on, over or affecting any of the Inyx Shares nor is there any commitment to give or create any of the foregoing, and no person has claimed to be entitled to any of the foregoing, provided, that, the balance of the share premium due to Inyx from 715821 Ontario Limited (Ontario) remains payable by Ontario (not by Doblique) as reflected in the letter dated April 25, 2003 between Inyx and Ontario and copied to Doblique.

4.3      Due Organization

         Inyx is a company incorporated in England and Wales with full power and authority to own, lease, use, and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. Inyx has no subsidiaries. All actions taken by the current directors and shareholders of Inyx have been valid and in accordance with the laws of England and Wales and all actions taken by Inyx have been duly authorized by the current directors and shareholders of Inyx as appropriate.

4.4      Authorization and Execution

         (a)      Inyx has all requisite  corporate power and authority to enter
                  into  and  perform  this   Agreement  and  to  consummate  the
                  transactions contemplated herein.

         (b) The execution, delivery and performance by Inyx of this Agreement have been duly and validly authorized and no further consent or authorization of Inyx, its board of directors or its shareholders is required.

         (c)      This Agreement has been duly executed and delivered by Inyx.

         (d) This Agreement constitutes a valid and binding agreement of Inyx, enforceable against Inyx in accordance with this terms.

4.5      No Violation of Corporation Documents or Agreements

         The execution and delivery of this Agreement by Inyx and the performance by Inyx of its obligations hereunder will not cause, constitute or result in (i) any breach or violation, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any person under any of the provisions of, or constitute a default under, any license, indenture, mortgage, charter, instrument, articles of incorporation, judgment, order, decision, writ, injunction, or decree or other agreement or instrument or proceedings to which Inyx is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (ii) an event that would cause Inyx to be liable to any party other than under this Agreement, or (iii) an event that would result in the creation or imposition or any lien, charge or encumbrance on any asset of Inyx or on the shares of Inyx to be acquired by the Company.

4.6      Capital, No Preemptive Rights, No Liens; Anti-Dilution

         As of the date hereof, the issued capital of Inyx is 1,000,000 ordinary shares with a par value of GBP(pound)0.001 per share. There is no issued preferred stock. All of the issued ordinary shares are duly authorized, validly issued and fully paid. No shares of Inyx are subject to preemptive rights or similar rights of the shareholders of Inyx or any lien or encumbrances imposed through the actions or failure to act of Inyx, or otherwise. As of the date hereof, other than pursuant to this Agreement, the Convertible Note and the Option
         Agreement (i) there are no outstanding options, warrants, convertible securities, scrip, rights to subscribe for, puts, calls, rights of first refusal, tag-along agreements, nor any other agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any ordinary shares of Inyx, or arrangements by which Inyx is or may become bound to issue additional ordinary shares of Inyx, and (ii) there are no anti-dilution or price adjustment provisions contained in any security issued by Inyx (or in Inyx's articles of incorporation or in any agreement providing rights to security holders) that will be triggered by the transactions contemplated by this Agreement. Inyx has furnished to the Company true and correct copies of Inyx's memorandum and articles of incorporation, copies of which are attached to this Agreement at Schedule 7.

4.7      No Governmental Action Required

         The execution and delivery by Inyx of this Agreement does not and will not, and the consummation of the transactions contemplated hereby will not, require any action by or in respect of, or filing with, any governmental body, agency or governmental official such actions or filings that have been undertaken or made prior to the date hereof and that will be in full force and effect (or as to which all applicable waiting periods have expired) on and as of the date hereof or which are not required to be filed on or prior to the Closing Date.

4.8      Compliance with Applicable Law

         The  execution  and  delivery  by  Inyx  of  this   Agreement  and  the
         performance by the parties hereto of the transactions contemplated hereby does not and will not contravene or constitute a default under or violation of any provision of applicable law or regulation. Inyx is in material compliance with and conforms in all material respects to all statutes, laws, ordinances, rules, regulations, orders, restrictions and all other legal requirements of any domestic or foreign government or any instrumentality thereof having jurisdiction over the conduct of its businesses or the ownership of its properties.

4.9      No Litigation

         Except as set out at Schedule 6, Inyx is not a party to any pending or, to its knowledge, threatened suit, action, arbitration, or legal, administrative, or other proceeding, or pending or, to its knowledge, threatened governmental investigation. Inyx is not subject to or in default with respect to any order, writ, injunction, or decree of any national, local, or foreign court, department, agency, or instrumentality.

4.10     No Taxes

         Inyx is not currently liable to account, and has not become liable to account with respect to any accounting periods ending on or prior to the Closing Date, for any income, sales, withholding, franchise, excise, license, real or personal property taxes (a Tax) to the United

         Kingdom (U.K.) Inland Revenue, HM Customs and Excise or any relevant taxation or excise authority whether of the U.K. or elsewhere. All Tax returns and all other material Tax returns (including information returns) that are required, or have been required, to be filed by or on behalf of Inyx have been or will be filed as of the Closing Date and all Taxes due pursuant to such returns or pursuant to any assessment received by Inyx have been or will be paid as of the Closing Date. The charges, accruals and reserves on the books of Inyx in respect of taxes or other governmental charges have been established in accordance with U.K. GAAP. All returns that have been filed or lodged relating to Tax are true and accurate in all material respects. No audit, action, suit, proceeding or other examination regarding taxes for which Inyx may have any liability is currently pending against or with respect to Inyx and Inyx has not received any notice (formally or informally) of any audit, suit, proceeding or other examination. No material adjustment relating to any Tax returns, no closing or similar agreement have been entered into or issued or have been proposed (formally or informally) by any tax authority (insofar as such action relate to activities or income of or could result in liability of Inyx for any Tax) and no basis exists for any such actions. Inyx has not changed any election, adopted or changed any accounting method or period, filed any amended return for any Tax, settled any claim or assessment of any Tax, or surrendered any right to claim any refund of any Tax, or consented to any extension or waiver of the statute of limitations for any Tax.

4.11     Material Agreements

         The contracts, agreements, arrangements, understandings, leases or orders (whether written or oral) that, as of the date hereof, subject Inyx to any material obligations or restrictions (for the avoidance of doubt excluding any contracts, agreements or arrangements for ordinary utility providers or any office services obligations) or under which Inyx is entitled to material rights and benefits are listed at Schedule 5.

4.12     Compliance with Law

         To the best of its knowledge, Inyx has complied with in all material respects, and is not in violation of, all applicable laws and regulations of national or local government authorities and agencies. There are no pending or to its knowledge threatened proceedings against Inyx by any national or local government, or any department, board, agency or other body thereof.

4.13     True Representations

         The information heretofore furnished by Inyx to the Company for purposes of or in connection with this Agreement or any transaction contemplated hereby does not, and all such information hereafter furnished by Inyx to the Company will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they are made, not misleading.

5.       Indemnification

5.1      Indemnification of Inyx Shareholders

         The Company shall be liable for, and hereby agrees to indemnify and hold harmless the Inyx Shareholders (which includes, for purposes of this Section, where relevant, all officers, directors, and stockholders of the Inyx Shareholders) against, any Losses, joint or several, to which Inyx Shareholders may become subject under the Securities Act, the Exchange Act, any state or federal law, statutory or common law, or otherwise insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise from, relate to or are otherwise in respect of the execution of this Agreement and the performance of the transactions contemplated herein. Such indemnity will include, without limitation whatsoever, indemnification for Losses that arise from, relate to or are otherwise in respect of:

         (a) the inaccuracy of any warranty or representation of the Company contained in this Agreement, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading;

         (b) any breach of any covenant of the Company contained in this Agreement; or

         (c) the Company or its assets or liabilities to the extent that such Losses relate to events, occurrences, actions, omissions, facts or circumstances occurring or existing prior to the Closing Date.

         This indemnification will include, without limitation whatsoever, indemnification for all liabilities for Taxes of the Company for all periods ending on or prior to the Closing Date and all Taxes for the Company for all periods ending on or prior to the Closing Date. The Company will in addition reimburse the Inyx Shareholders for any legal or any other expenses reasonably incurred by the Inyx Shareholders in connection with investigating or defending any such loss, claim, liability, action or proceeding. The indemnity provided for in this
         Section 5.1 shall remain in full force and effect regardless of any investigations made by or on behalf of the Inyx Shareholders and shall survive the Closing for a period of two years, and with respect to any Tax, for the duration of any applicable statute of limitations.

5.2      Indemnification of Company

         Each Inyx Shareholder shall, severally and not jointly, be liable for and hereby agree to indemnify and hold harmless the Company against any losses to which the Company may become subject under the Securities Act, the Exchange Act, any state or federal law, statutory or common law, or otherwise insofar as other losses arise from, relate to or are otherwise in respect of:

         (a) the inaccuracy of any warranty or representation given by such Inyx Shareholder contained in this Agreement, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or

         (b) any breach of any covenant of the Inyx Shareholders contained in this Agreement.

         Each Inyx Shareholder will, severally and not jointly, in addition reimburse the Company for any legal or any other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, liability, action or proceeding. The indemnity provided for in this Section 5.2 shall remain in force and effect regardless of any investigation made by or on behalf of the Company and shall survive Closing for a period of two years and with respect to any Tax, for the duration of any applicable statute of limitations.

         As used in this  Section  5,  Losses  means  any loss,  claim,  demand, damage, award, liabilities, suits, penalties, forfeitures, cost or expense (including, without limitation, reasonable attorneys', consultant and other professional fees and disbursements of every kind, nature and description).

5.3      Gross-Up Provision

         All indemnification payments required to be made under this Agreement shall be made on an after-Tax basis, meaning that any such payment shall be increased to account for the imposition of any Tax resulting from the receipt or accrual of such indemnity payment, such that the net amount received by the indemnified party or parties is equal to the full amount of the payment prior to the imposition of and adjustment for such Taxes.

6.       Covenants of the Company

6.1      Appointment of New Director

         Immediately upon the Closing Date, the Board of Directors of the Company shall resolve to appoint Steven Handley as a director of the Company as soon as reasonably practicable.

6.2      Commission Filing

         Within 15 days following the Closing Date, the Company shall file a Form 8-K (as defined pursuant to the Exchange Act ) with the Commission in relation to fthe transactions consummated by this Agreement, and notify stockholders of all actions taken by written consent of the stockholders.

6.3      Required  Regulatory  Approvals;   Reasonable  Best  Efforts;   Further
         Assurances

         Subject to the terms of this Agreement, the Company (with the reasonable assistance of the Inyx Shareholders) will, and will cause its affiliates to, use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement. The Company (and if applicable the Inyx Shareholders) agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

6.4      Transfers of Company Shares

         The Company shall take all actions reasonably necessary to enable holders of the Company Shares to sell such stock without registration under the Securities Act pursuant to Rule 144 under the Securities Act or any successor rule or regulation, subject in each case to the provisions of this Agreement and, specifically, the filing on a timely basis of all reports required to be filed under the Exchange Act.

6.5      Registration Rights Agreement

         The terms set forth in Schedule 4 are hereby incorporated by reference. The registration rights set forth in Schedule 4 may be assigned by a Holder (as defined therein) to a transferee or assignee of the Company

         Shares, provided that such transferee or assignee agrees to be bound to the terms of Schedule 4. The Company shall not, without the prior written consent of the Holder owning a majority-in-interest of the
         Company Shares, enter into an agreement which grants a Person registration rights superior to those granted in Schedule 4.

6.6      Issue of Company Shares to Stiefel

         The Company acknowledges the existence of the Convertible Note and the Option Agreement . Pursuant to the Convertible Note and the Option Agreement, Stiefel may, after the Closing Date, at any time during the life of the Convertible Note, convert the entirety of the then outstanding principal amount of the Convertible Note into ordinary shares of the Company (the Conversion Option). The Convertible Note and the Option Agreement are set out in Schedule 5 Section 20 to this Agreement. The Company covenants and agrees that it will reserve such number of Company Shares (including such number of additional Company Shares as may be necessary after a stock split or any other change in the Company's common stock) that are necessary to satisfy the Company's obligations to issue Company Shares to Stiefel upon Stiefel's exercise of its Conversion Option.

7.       Miscellaneous

7.1      Entire Agreement

         This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understanding related to the subject matter hereof. No understanding, promise, inducement, statement of intention, representation, warranty, covenant or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any party hereto which is not embodied in this Agreement or the written statement, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant or condition not set forth.

7.2      Notices

         Any notice or communications hereunder must be in writing and given (i) by depositing same in the international courier addressed to the party to be notified, postage prepaid and registered, (ii) by delivering same in person or (iii) by sending the same by fax message. Such notices shall be deemed to have been received on the second business day following the date on which it was sent by courier, on the date on which it is hand delivered, or upon receipt of confirmation of transmission if sent by fax. For purpose of giving notice, the addresses and fax numbers of the parties shall be as follows (unless otherwise notified to the other parties to this Agreement):

         If to an Inyx Shareholder, to the address or fax number listed opposite its name in Schedule 1.

         If to Inyx to:

         INYX PHARMA LIMITED
         Innovation House
         6 Seymour Court
         Manor Park
         Runcorn

         Cheshire WA7 1S4
         England
         Fax: 44 1928 579 435
         Attention: Steven Handley

         If to Company to:

         DOBLIQUE, INC.
         801 Brickell
         9th Floor
         Miami, FL  33131
         Fax: 305 365 3963
         Attention:  Jack Kachkar

7.3      Governing Law

         This Agreement shall be governed by and continued in accordance with the laws of the State of New York without regard to the conflicts of law principles thereof (other than ss.5-1401 of the New York General Obligations Law).

7.4      Consent to Jurisdiction

         Each of the parties (a) consents to submit itself to the personal jurisdiction of any Federal court or any New York state court located in the Borough of Manhattan, in the event any disputes arises out of this Agreement, (b) agrees that it shall not attempt to deny of defeat such personal jurisdiction by motion of other request for leave from any such court, and (c) agrees that it shall not bring any action relating to this Agreement of the transactions contemplated herein in any court other than one of such courts. The parties agree that any service of process to be made hereunder may be made by certified mail, return receipt requested, addressed to the party at the address appearing in Section 7.2. Each party waives any objection based on forum non-conveniens.

7.5      Waiver of Jury Trial

         The parties each hereby irrevocably waive any rights they may have to jury trial of any dispute, claim or cause of action based upon or arising from this Agreement or the transactions contemplated by this Agreement. In the event of litigation, this Agreement may be filed as a written consent to trial by a court.

7.6      Counterparts

         This Agreement may be executed by the parties hereto in separate counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.7      Waivers  and  Amendments;  Non-Contractual  Remedies;  Preservation  of
         Remedies

         This Agreement may be amended, superseded, canceled, renewed, or extended, and the terms hereof may be waived, only by a written instrument signed by authorized representatives of the parties or, in the case of a waiver, by an authorized representative of the party waiving compliance. No such written instrument shall be effective unless it expressly recites that it is intended to amend, supersede, cancel, renew or extend this Agreement or to waive compliance with one or more of the terms hereof, as the case may be. No delay on the part of any party in exercising any right, power or privilege shall hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, or any single or partial exercise of any such right, power of privilege, preclude any further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject of any other representation, warranty, covenant or agreement contained in this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach.

7.8      Binding Effect; No Assignment, No Third-Party Rights

         This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement is not assignable without the prior written consent of each of the parties hereto or by operation of law. This Agreement is for the sole benefit of the parties hereto and their permitted assigns, and nothing herein, expressed or implied, shall give or be construed to give to any person, any legal or equitable rights, benefits or remedies of any nature whatsoever, including any rights of employment for any specified period, under or by reason of this Agreement.

7.9      Further Assurances

         Each party shall, at the request of the other party, at any time and from time to time following the Closing Date promptly execute and deliver, or cause to be executed and delivered, to such requesting party all such further instruments and take all such further action as may be reasonably necessary or appropriate to carry out the provisions and intents of this Agreement and of the instruments delivered pursuant to this Agreement.

7.10     Severability of Provisions

         If any provision or any portion of any provision of this Agreement or the application of any such provision or any portion thereof to any person or circumstance, shall be held invalid or unenforceable, the remaining portion of such provision and the remaining provisions of the Agreement, or the application of such provision or portion of such provision is held invalid or unenforceable to person or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and such provision or portion of any provision as shall have been held invalid or unenforceable shall be deemed limited or modified to the extent necessary to make it valid and enforceable, in no event shall this Agreement be rendered void or unenforceable.

7.11     Exhibits and Schedules

         All exhibits annexed hereto, and all schedules referred to herein, are hereby incorporated in and made a part of this Agreement as if set forth herein. Any matter disclosed on any schedule referred to herein shall be deemed also to have been disclosed on any other applicable schedule referred to herein.

7.12     Captions

         All section titles or captions contained in this Agreement or in any schedule or exhibit annexed hereto or referred to herein, and the table of contents to this Agreement, are for convenience only, shall not be deemed a part of this Agreement and shall not affect the meaning or interpretation of this Agreement. All references herein to sections shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

7.13     Expenses

         Except as otherwise expressly provided in this Agreement, whether or not the Closing Date occurs, each party hereto shall pay its own expenses incidental to the preparation of this Agreement, the carrying out of the provisions hereof and the consummation of the transactions contemplated.

7.14     Public Announcements

         The parties agree to consult with each other before issuing any press release or making any public statement or completing any public filing with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any national securities exchange or quotation system, will not issue any such press release or make any such public statement prior to consultation.

7.15     Non-confidentiality

         Notwithstanding Section 7.14, the Company, each Inyx Shareholder and each employee, representative or other agent of the same (collectively the Covered Parties), may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to a Covered Party relating to such tax treatment and tax structure.

7.16     Specific Performance

         The parties hereto agree that the remedy at law for any breach of this Agreement will be inadequate and that any party by whom this Agreement is enforceable shall be entitled to specific performance in addition to any other appropriate relief or remedy. Such party may, in its sole discretion, apply to any court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief.

7.17     Several Obligations

         Notwithstanding anything in this Agreement to the contrary, all obligations of the Inyx Shareholders set out herein are to be provided severally by each Inyx Shareholder and not jointly by all the Inyx Shareholders.

                                   Signatories


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as of the date first written herein above.

                                           DOBLIQUE, INC.


                                           By: /s/ Jack Kachkar
                                              ----------------------------------

                                           715821 ONTARIO LIMITED


                                           By: /s/ Jordan Slatt
                                              ----------------------------------
                                           CORALBEACH VENTURES, INC.

                                           By: Juricon Management, Inc.
                                              ----------------------------------
                                              As Director

                                            /s/ STEVEN HANDLEY
                                           -------------------------------------

                                            /s/ JUDITH HANDLEY
                                           -------------------------------------

                                            /s/ COLIN HUNTER
                                           -------------------------------------

                                           INYX PHARMA LIMITED

                                           By: /s/ Stephen Handley
                                              ----------------------------------
                                              As Director


                                   SCHEDULE 1

                            LIST OF INYX SHAREHOLDERS


                                                -------------------------------------------------------
                                                     A               B            C             D

-------------------------------------------------------------------------------------------------------
                                                   NO. OF         % INYX        NO OF        % COMPANY
                                                    INYX           SHARES      COMPANY       SHARES AT
                                                   SHARES           PRE-      SHARES TO       CLOSING
                                                    OWNED         CLOSING     BE ISSUED
SHAREHOLDER              ADDRESS/FAX                PRE-                         AT
                                                   CLOSING                     CLOSING
-------------------------------------------------------------------------------------------------------
715821 Ontario        124 Sandringham Drive,
Limited               North York,  Ontario         737,500         73.75      11,800,000        56.19
                      M3H 1E3, Canada
                      Fax: 905 738-5227
-------------------------------------------------------------------------------------------------------
Steven Handley        37 Parkland Drive
                      Elton, Chester                37,500          3.75         600,000         2.86
                      Cheshire, England
                      CH2 4PG
                      Fax:
                      44-1928-727549
-------------------------------------------------------------------------------------------------------
Judith Handley        37 Parkland Drive
                      Elton, Chester                87,500          8.75       1,400,000         6.67
                      Cheshire, England
                      CH2 4PG
                      Fax:
                      44-1928-727549
-------------------------------------------------------------------------------------------------------
Colin Hunter          11 Humberclose
                      Widnes                        37,500          3.75         600,000         2.86
                      Cheshire, England
                      WA8 3Y4
                      Fax:
                      44-1928-727549
-------------------------------------------------------------------------------------------------------
CoralBeach            European Office:
Ventures, Inc.        Mejer Hofstrasse 2           100,000         10.0        1,600,000         7.62
                      FL-9490 VADUZ
                      Fax:
                      423-23-55-164
-------------------------------------------------------------------------------------------------------